Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ocugen, Inc. 2019 Equity Incentive Plan of our report dated April 16, 2024, with respect to the consolidated financial statements of Ocugen, Inc. for the year ended December 31, 2023, included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania

March 5, 2025